                                 Certifications

I, Robert F. Birch, certify that:

1. I have reviewed this report on Form N-CSR of The New America High Income Fund, Inc. for the reporting period January 1, 2002 through December 31, 2002

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and changes in net assets of the registrant as of, and for, the periods presented in this report.

Items 4 - 6 not applicable

Date: March 10, 2003

/s/ Robert F. Birch
------------------------------
Robert F. Birch, President
Principal Executive Officer

                                 Certifications

I, Ellen E. Terry, certify that:

1. I have reviewed this report on Form N-CSR of The New America High Income Fund, Inc. for the reporting period January 1, 2002 through December 31, 2002

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and changes in net assets of the registrant as of, and for, the periods presented in this report.

Items 4 - 6 not applicable

Date: March 10, 2003

/s/ Ellen E. Terry
-------------------------
Ellen E. Terry, Treasurer and Vice President
Principal Financial Officer